Exhibit 99.02

ESOP-EXCELLENCE

27 ביוני, 2017

לכבוד
פקיד שומה גוש דן
בן גוריון 38,
רמת-גן

א.ג.נ.,

**הנדון: סקייקיור בע"מ, ח.פ 514810662, תיק 939681144**

בהתאם לכללי מס הכנסה (הקלות מס בהקצאת מניות לעובדים), התשס"ג – 2003 (להלן: "**הכללים**"), מצ"ב המסמכים הבאים:

1. תוכנית האופציות של החברה שבנדון.
2. תוספת א' לכללים - בקשה לאישור נאמן.
3. תוספת ב' לכללים - כתב נאמנות.
4. תוספת ג' לכללים - בקשה לאישור תוכנית הקצאה.

בהתאם לסמכותך על פי סעיף 102 לפקודת מס הכנסה, נודה על קבלת אישור לתוכנית ההקצאה ולנאמן.

בכל שאלה ו/או הבהרה ניתן לפנות לעו"ד עדי שיינפלד בטלפון 03-5757088 שלוחה 8916.

בכבוד רב,
איסופ שירותי ניהול ונאמנויות בע"מ
איסופ שירותי ניהול ונאמנות בע"מ
ח.פ. 51-369953-8

עותק: פקיד שומה תל אביב 5 דרך מנחם בגין 125, תל אביב

P:\לקוחות\אופציות לעובדים\Skycure -10271\מסמכים לפקיד שומה\תוכנית 2017\מכתב נלווה.doc

מדינת ישראל / האוצר 103
אגף מס הכנסה ומיסוי מקרקעין
מידע, שירות וחשאבים - רמת גן
28-06-2017
התקבל

ESOP
Asset / Pension / Mutual / KSM / Brokerage / Underwriting / Financial / Mortgage

ESOP-EXCELLENCE

27 ביוני, 2017

לכבוד
פקיד שומה גוש דן
בן גוריון 38,
<u>רמת-גן</u>

א.ג.נ.,

28-06-2017
שם:
התקבל

הנדון: <u>סקייקיור בע"מ, ח.פ 514810662, תיק 939681144</u>

בהתאם לכללי מס הכנסה (הקלות מס בהקצאת מניות לעובדים), התשס"ג – 2003 (להלן: "**הכללים**"), מצ"ב המסמכים הבאים:

1. תוכנית האופציות של החברה שבנדון.
2. תוספת א' לכללים - בקשה לאישור נאמן.
3. תוספת ב' לכללים - כתב נאמנות.
4. תוספת ג' לכללים - בקשה לאישור תוכנית הקצאה.

בהתאם לסמכותך על פי סעיף 102 לפקודת מס הכנסה, נודה על קבלת אישור לתוכנית ההקצאה ולנאמן.

בכל שאלה ו/או הבהרה ניתן לפנות לעו"ד עדי שיינפלד בטלפון 03-5757088 שלוחה 8916.

בכבוד רב,
איסופ שירותי ניהול
איסופ-שירותי נאמנות בע"מ
ח.פ. 51-369953-8

<u>עותק</u>: פקיד שומה תל אביב 5 דרך מנחם בגין 125, תל אביב

P:\לקוחות\אופציות לעובדים\Skycure - 10271\מסמכים לפקיד שומה\תוכנית 2017\מכתב נלווה.doc

ESOP
Asset / Pension / Mutual / KSM / Brokerage / Underwriting / Financial / Mortgage

ESOP-EXCELLENCE

27 ביוני, 2017

לכבוד
פקיד שומה גוש דן
בן גוריון 38,
<u>רמת-גן</u>

א.ג.נ.,

**הנדון: <u>סקייקיור בע"מ, ח.פ. 514810662, תיק 939681144</u>**

בהתאם לכללי מס הכנסה (הקלות מס בהקצאת מניות לעובדים), התשס"ג – 2003 (להלן: **"הכללים"**), מצ"ב המסמכים הבאים:

1. תוכנית האופציות של החברה שבנדון.
2. תוספת א' לכללים - בקשה לאישור נאמן.
3. תוספת ב' לכללים - כתב נאמנות.
4. תוספת ג' לכללים - בקשה לאישור תוכנית הקצאה.

בהתאם לסמכותך על פי סעיף 102 לפקודת מס הכנסה, נודה על קבלת אישור לתוכנית ההקצאה ולנאמן.

בכל שאלה ו/או הבהרה ניתן לפנות לעו"ד עדי שיינפלד בטלפון 03-5757088 שלוחה 8916.

בכבוד רב,
**איסופ שירותי ניהול**
איסופ-שירותי נאמנות בע"מ
ח.פ. 51-369953-8

<u>עותק</u>: פקיד שומה תל אביב 5 דרך מנחם בגין 125, תל אביב

P:\לקוחות\אופציות לעובדים\Skycure -10271\מסמכים לפקיד שומה\תוכנית 2017\מכתב נלווה.doc

ESOP

תוספת א'
(סעיף 2(א))

27 ביוני, 2017

לכבוד
פקיד שומה גוש דן
בן גוריון 38,
רמת-גן

א.ג.נ.,

**בקשה לאישור נאמן**

(א) בתוקף סמכותך לפי סעיף 102 לפקודת מס הכנסה הננו לבקשך לאשר את חברת איסוף שירותי ניהול ונאמנות בע"מ, ח.פ. 513699538, כנאמן לגבי תכנית הקצאת מניות לעובדים באמצעות נאמן שבדעת החברה המקצה לבצע.

(ב) הצהרת הנאמן:

אני מצהיר בזה כי -

1. אינני עובד של החברה המעבידה: סקייקיור בע"מ.
2. אני ממלא אחר התנאים הקבועים בסעיף 3 לכללי מס הכנסה (הקלות מס בהקצאת מניות לעובדים), התשס"ג – 2003.
3. אני מוכן לשמש כנאמן לגבי תכנית ההקצאה המפורטת בבקשה זו, ואני מתחייב לשאת בכל החובות המוטלות על הנאמן מכוח הסעיף האמור והכללים שהוצאו לפיו, לרבות ניכוי המס החל.

| | | |
|---|---|---|
| 935877779 | 939681144 | איסוף שירותי ניהול ונאמנות בע"מ ח.פ. 51-369953-8 |
| מספר תיק הניכויים של הנאמן | מספר תיק הניכויים של החברה המדווחת | חתימת הנאמן |

P:\לקוחות\אופציות לעובדים\Skycure -10271\מסמכים לפקיד שומה\תוכנית 2017\תוספת א - בקשה לאישור נאמן.doc

תוספת ב'

סעיף 2 (א')

**כתב נאמנות (בין הנאמן לבין החברה המעבידה)**

שנחתם ב ________ ביום 28 בחודש יוני שנת 2017

**בין:** **איסוף שירותי ניהול ונאמנות בע"מ**
(להלן: **"הנאמן"**)
**מצד אחד**

**לבין:** **סקייקיור בע"מ**
(להלן: **"החברה המעבידה"**)
**מצד שני**

**הואיל** והחברה המקצה סקייקיור בע"מ (להלן: **"החברה המקצה"**) אימצה תכנית הקצאת מניות לעובדים, כמשמעותה בסעיף 102 לפקודה (להלן: **"התכנית"**);

**והואיל** ועל פי התכנית תקצה החברה המקצה מדי פעם בפעם מניות או זכויות למניות לעובדי החברה המעבידה בהקצאת מניות באמצעות נאמן;

**והואיל** ועל פי התכנית יוקצו כל המניות או זכויות למניות בהקצאה לנאמן כדי שיחזיק אותן בנאמנות עד תום התקופה, כאמור בפקודה, בכללי מס הכנסה (הקלות מס בהקצאת מניות לעובדים), התשס"ג – 2003 (להלן: **"הכללים"**), בתכנית ובכתב נאמנות זה;

**והואיל** והחברה המעבידה בחרה באיסוף שירותי ניהול ונאמנות בע"מ לשמש כנאמן לצורך תוכנית ההקצאה האמורה והוא הביע את הסכמתו לשמש כנאמן בעבור החברה המעבידה ועובדיה;

**לפיכך הוסכם בין הצדדים כדלקמן:**

1. המבוא לכתב נאמנות זה, מהווה חלק בלתי נפרד ממנו.
2. על פי התוכניות לא יוקצו המניות או זכויות למניות, לעובדי החברה המעבידה אלא יוקצו על שם הנאמן ויוחזקו בידיו עד לתום התקופה, כהגדרתה בסעיף 102 לפקודה.
3. לפני ששולם המס החל כאמור בסעיף 7 לכללים, המניות לא יהיו ניתנות להעברה, המחאה, משכון, עיקול, או שעבוד אחר מרצון, ולא יינתן בשלהן כל ייפוי כוח או כתב העברה בין אם תוקפם מיידי ובין אם תוקפם בתאריך עתידי, למעט העברה מכוח צוואה או על פי דין; הועברו המניות מכוח צוואה או על פי דין כאמור, יחולו הוראות סעיף 102 והוראות הכללים על יורשיו או נעבריו של עובד.
4. לאחר תום התקופה יהיה כל עובד רשאי בכל עת לדרוש מהנאמן להעביר על שמו את המניות שהוא זכאי להן, ובלבד שהנאמן לא יעביר את המניות כאמור אלא לאחר ששולם המס החל לפי סעיף 102 לפקודה ולפי הכללים (להלן: **"המס החל"**) ובידי הנאמן אישור לכך מפקיד השומה.
5. אם על פי תנאי התכנית יוענקו לעובד זכויות לרכישת מניות או שיוקצו לו בשל המניות מניות הטבה, יוקצו הזכויות או מניות ההטבה על שם הנאמן. העובד יהיה זכאי להורות

לנאמן לממש את הזכויות או את מניות ההטבה לאחר תום התקופה כקבוע בתכנית. המניות נושא הזכויות יוקצו לנאמן בהתאם לאמור בסעיף 2 לכללים ויחולו עליהם הוראות התכנית, לרבות בחירת מסלול המיסוי והוראות כתב התחייבות זה, ואולם פרק הזמן עד תום התקופה יימנה מיום הקצאת המניות שבשלן הוקצו הזכויות או מניות ההטבה.

6. החברה המעבידה מתחייבת כלפי הנאמן כי החברה המקצה לא תקצה מניות לעובדים במסגרת תכנית הקצאה, אם לא הצהיר העובד כי ידועים לו הוראות סעיף 102 לפקודה ומסלול המס החל עליו, וכן על הסכמתו בכתב לאמור בכתב נאמנות זה ועל התחייבותו שלא לממש את המניות לפני תום התקופה כהגדרתה בסעיף 102 לפקודה (בכפוף למימוש רצוני של העובד, על השלכות המס הנובעות ממנו).

**ולראיה בו הצדדים על החתום:**

| | |
|---|---|
| סקייקיור בע"מ<br>ח.פ. 51-481054<br>P.C. 51-481054<br>Skycure Ltd. | איסוף שירותי ניהול<br>ונאמנות בע"מ<br>51-360953-8 |
| החברה המעבידה | הנאמן |

**תוספת ג'**
(סעיף 4)

27 ביוני, 2017

לכבוד
פקיד שומה גוש דן
בן גוריון 38,
רמת-גן

א.ג.נ.,

**הנדון: סקייקיור בע"מ, ח.פ 514810662, תיק 939681144**
(הקלות מס בהקצאת מניות לעובדים), התשס"ג – 2003 (להלן: "הכללים")

1. אנו מודיעים לכם כי חברת סקייקיור בע"מ (להלן: "**החברה המקצה**") החליטה לאמץ תכנית להקצאת מניות וזכויות למניות באמצעות נאמן, כמשמעותה בסעיף 102 לפקודת מס הכנסה והכללים, שבמסגרתה יוקצו מניות ו/או זכויות למניות בחברה המקצה לעובדי החברה המעבידה, שהינה חברה קשורה לחברה המקצה, כמפורט להלן:

| | |
|---|---|
| **סקייקיור בע"מ** | **952583243** |
| שם חברה | תיק ניכויים |

2. החברה המקצה היא החברה המדווחת.
3. תאריך הקצאת המניות במסגרת התוכנית לא יהיה לפני 30 יום מיום הגשת בקשה זו.
4. החברה המדווחת בחרה במסלול מיסוי רווח הון שיחול על עובדי החברה.
5. איסוף שירותי ניהול ונאמנות בע"מ יהיה הנאמן לביצוע התכנית (להלן: "**הנאמן**"), מינויו של הנאמן אושר ביום 15 במאי 2008 בידי רשות המיסים.
6. אנו מאשרים כי יהיה בידינו אישור בכתב מאת העובד שהוא מסכים, כי יחול עליו ההסדר וכי ידועים לו הוראות סעיף 102 לפקודה וכן מסלול המס שנבחר ותוצאותיו.
7. מצ"ב כתב הנאמנות כאמור בסעיף 3 לכללים.
8. אנו מבקשים לאשר את התכנית וכן מתחייבים בזאת כלפי פקיד השומה כי לא נעביר את המניות, אלא לאחר תשלום מלוא המס החל לפי סעיף 102 לפקודה ולפי הכללים.

בכבוד רב,

| | | | |
|---|---|---|---|
| סקייקיור בע"מ<br>P.C. [illegible] ח.פ.<br>Skycure Ltd. | **939681144** | איסוף שירותי ניהול ונאמנות בע"מ<br>ח.פ. 51-369953-8 | **935877779** |
| החברה | תיק ניכויים של החברה המעבידה | הנאמן | תיק ניכויים של הנאמן |

P:\לקוחות\אופציות לעובדים\10271- Skycure\מסמכים לפקיד שומה\תוכנית 2017\תוספת ג - בקשה לאישור תוכנית.doc

SKYCURE LTD.

2017 Equity Incentive Plan

1. Purpose. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent, Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company’s future performance through awards of Restricted Stock Units. Capitalized terms not defined in the text are defined in Section 22.

2. Shares Subject to the Plan.

2.1 Number of Shares Available. Subject to Sections 2.2 and 14, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 22,000,000 Shares.

Subject to Sections 2.2 and 14, Shares that: (a) are subject to an Award granted hereunder but are forfeited or (b) are subject to an Award that otherwise terminates without Shares being issued will again be available for grant and issuance in connection with future Awards under this Plan. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.2 Adjustment of Shares. In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration or there is a change in the corporate structure (including, without limitation, a spin-off), then the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1 shall be adjusted proportionally. Note that fractions of a Share will not be issued but will be rounded down to the nearest whole Share, and may be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share, as determined by the Committee.

3. Eligibility. All Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors (each an “Eligible Individual”) of the Company or any Parent, Subsidiary or Affiliate of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

4. Administration.

4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a) construe and interpret this Plan, any sub-plan, Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select Eligible Individuals to receive Awards;

(d) determine the form and terms of Awards;

(e) grant Awards and determine the number of Shares or other consideration subject to Awards;

(f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

(g) grant waivers of Plan or Award conditions;

(h) determine the vesting, exercisability and payment of Awards; provided that no Award may vest at or prior to the Closing;

(i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j) amend any Award Agreements executed in connection with this Plan;

(k) determine whether the performance goals under any performance-based Award have been met and whether a performance-based Award has been earned;

(1) determine whether, to what extent an Award may be canceled, forfeited, or surrendered;

(n) adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;

(o) make all other determinations necessary or advisable for the administration of this Plan, any sub-plan or Award Agreement;

(p) delegate any of the foregoing to the extent permitted by applicable law to one or more executive officers pursuant to a specific delegation, in which case references to “Committee” in this Section 4.1 will refer to such delegate(s), except with respect to Insiders.

4.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. To the extent permitted by applicable laws, the Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

5. Restricted Stock Units and Performance Stock Units. A Restricted Stock Unit (or RSU) is an award covering a number of Shares that may be settled by issuance of those Shares. A Performance Stock Unit (or PSU) is an RSU that vests in whole or in part based on certain performance metrics as determined by the Committee. The Committee will determine to whom an RSU or PSU grant will be made, the number of Shares subject to the RSU or PSU, the restrictions to which the Shares subject to the RSU or PSU will be subject, and all other terms and conditions of the RSU or PSU, subject to the following:

5.1 Terms of RSUs and PSUs. RSUs and PSUs may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Affiliate, Parent or Subsidiary and/or individual performance goals or upon such other criteria as the Committee may determine.

5.2 RSU Agreement. All RSUs will be evidenced by an Award Agreement (the “RSU Agreement”), which will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.3 PSU Agreement. PSUs may be subject to performance metrics as set out in an Award Agreement (the “Performance Stock Unit Agreement”), which need not be the same for each Participant. If the PSU is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Unit Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each PSU and (b) determine the number of Shares subject to the PSU. Prior to settlement of any PSU earned upon the satisfaction

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of performance goals pursuant to a Performance Stock Unit Agreement, the Committee shall determine the extent to which such PSU has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to PSUs that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the PSUs to take into account changes in law and accounting or tax rules and to make any other adjustments as the Committee deems necessary or appropriate.

5.4 Settlement. The portion of an RSU or PSU being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine. Notwithstanding anything to the contrary in this Plan, any Award Agreement or otherwise, no RSU or PSU (or portion thereof) may be settled until following the Closing.

5.5 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

6. Withholding Taxes.

6.1 Withholding Generally. The Company, its Parent, Subsidiaries and Affiliates, as appropriate, shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, its Parent, Subsidiaries and Affiliates, an amount sufficient to satisfy any Tax-Related Items with respect to any taxable event concerning a Participant arising as a result of this Plan or to take such other action as may be necessary in the opinion of the Company or its Parent, Subsidiaries or Affiliates, as appropriate, to satisfy withholding obligations for the payment of Tax-Related Items, including but not limited to (i) withholding from the Participant’s wages or other cash compensation; (ii) withholding from the proceeds for the sale of Shares underlying the Award either through a voluntary sale or a mandatory sale arranged by the Company on the Participant’s behalf; (iii) through withholding in Shares as set forth in Section 6.2 below; (iv) where payments in satisfaction of the Awards are to be made in cash, through withholding all or part of the cash payment in an amount sufficient to satisfy the Tax-Related Items; or (v) any other method of withholding deemed acceptable by the Committee. No Shares (or their cash equivalent) shall be delivered hereunder to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Committee for the satisfaction of these tax obligations with respect to any taxable event concerning the Participant or such other person arising as a result of Awards made under this Plan.

6.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the grant, vesting or settlement of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in writing in a form and during a period acceptable to the Committee.

7. Privileges of Stock Ownership; Voting and Dividends. Except to the extent that the Committee grants an RSU that entitles the Participant to credit for dividends paid on Award Shares prior to the date such Shares are issued to the Participant (as reflected in the RSU Agreement), no Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. For the avoidance of doubt, in the event the Committee grants an RSU that entitles a Participant to credit for dividends on Award Shares prior to the date such Shares are issued, dividends shall not be paid to a Participant until Shares are issued with respect to such RSU. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares.

8. Transferability. Unless determined otherwise by the Committee or its delegate(s) or pursuant to this Section 8, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by (i) a will or (ii) by the laws of descent or distribution. If the Committee makes an Award

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transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or domestic relations order to a Permitted Transferee, such Award may contain such additional terms and conditions as the Committee or its delegate(s) deems appropriate.

9. Restrictions on Shares. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

10. Escrow; Pledge of Shares. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

11. Exchange and Buyout of Awards. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards, subject to any applicable law, including any tax ruling, if so required.

12. Securities Law and Other Regulatory Compliance. An Award will not be effective unless such Award is in compliance with all applicable federal, state, and foreign securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation, and no liability for failure, to issue Shares or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies, including governmental agencies outside the United States, that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any local, state, federal, or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. Furthermore, the inability or impracticability of the Company to obtain or maintain approval from any governmental agencies or to complete any registration or other qualification of the Shares under any applicable law or ruling as set forth herein shall relieve the Company of any liability with respect to the failure to issue or sell such Shares and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the affected Participants. Finally, the Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state, local or foreign securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

13. Foreign Awards and Rights. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries in which the Company operates or has Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to (i) modify the terms and conditions of any Award granted to Eligible Individuals to comply with applicable laws of jurisdictions where Eligible Individuals reside; (ii) establish sub-plans and determine the exercise or purchase price, methods of exercise and other terms and procedures and rules, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to its Parent, Subsidiaries, Affiliates or Participants residing in particular locations; provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 2 hereof or otherwise require shareholder approval; and (iii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on eligibility to receive an Award under the Plan or on Termination, available methods of exercise or settlement of an Award, payment of Tax-Related Items, the shifting of employer tax liability to the Participant, the withholding procedures and handling of any Share certificates or other indicia of ownership which may vary with local requirements. The Committee may also adopt sub-plans to the Plan intended to allow the Company to grant tax-qualified Awards in a particular jurisdiction. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Securities Act, Exchange Act, the Code, or any federal, state, local or foreign securities law.

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14. Corporate Transactions.

14.1 Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) the consummation of a merger or consolidation in which the Company is not the surviving corporation (other than (i) a merger or consolidation with a wholly-owned subsidiary, (ii) a reincorporation of the Company in a different jurisdiction, or (iii) other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) the consummation of a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the consummation of any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company)(each provision herein (a) through (e) a “Corporate Transaction”), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants, or the successor corporation may substitute equivalent awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). In the event such successor corporation (if any) fails to assume or substitute Awards pursuant to a transaction described in this Subsection 14.1, all such Awards will expire on such transaction at such time and on such conditions as the Board shall determine. Notwithstanding the foregoing, a transaction described in (a) through (e) above must also qualify as a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of a corporation’s assets, as the case may be, within the meaning of Code Section 409A and the regulations thereunder.

14.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 14, in the event of the occurrence of any transaction described in Section 14.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other “corporate transaction.”

15. No Obligation to Employ; Accelerated Expiration of Award for Harmful Act. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant’s employment or other relationship at any time, with or without cause. Notwithstanding anything to the contrary herein, if a Participant is Terminated because of such Participant’s actual or alleged commitment of a criminal act or an intentional tort and the Company (or an employee of the Company) is the victim or object of such Criminal act or intentional tort or such criminal act or intentional tort results, in the reasonable opinion of the Committee, in liability, loss, damage or injury to the Company, then, at the Committee’s election, Participant’s Awards shall not be issuable or settleable and shall terminate and expire upon the Participant’s Termination Date. Termination by the Company based on a Participant’s alleged commitment of a criminal act or an intentional tort shall be based on a reasonable investigation of the facts and a determination by the Company that a preponderance of the evidence discovered in such investigation indicates that such Participant is guilty of such criminal act or intentional tort.

16. Certain Stockholder Approval Matters.

16.1 Plan Effectiveness; Increasing Plan Shares. This Plan became effective on June 27, 2017 (the “Effective Date”). Any amendment to this Plan increasing the number of Shares available for issuance hereunder shall be approved by the stockholders of the Company, consistent with applicable laws, within twelve (12) months before or after the effective date of such amendment (“Amendment Effective Date”). Upon the Amendment Effective Date, the Board may grant Awards covering such additional Shares pursuant to this Plan;

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provided, however, that: in the event that stockholder approval of any such amendment increasing the number of Shares subject to this Plan is not obtained, all Awards covering such additional Shares granted hereunder will be canceled, any Shares issued pursuant to any Award will be canceled, and any purchase of Shares hereunder will be rescinded.

17. Term of Plan. Unless earlier terminated as provided herein, this Plan will terminate on June 27, 2027. Notwithstanding anything to the contrary in this Plan, any Award Agreement or otherwise, upon the termination of the Purchase Agreement, this Plan and all Awards granted hereunder will automatically terminate with no consideration due to any Participant.

18. Amendment or Termination of Plan. The Board may at any time terminate or amend this Plan in any respect, provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan to increase the number of shares that may be issued under this Plan, change the designation of employees or class of employees eligible for participation in this Plan, or otherwise materially modify a provision of the Plan if such modification requires stockholder approval under the applicable rules and regulations of the Nasdaq Market.

19. Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

20. Governing Law. The Plan shall be governed by the laws of the state of Israel, without regard to its conflict of laws.

21. No Guarantee of Tax Consequences. Although the Company may endeavor to qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or to avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, and the Company will have no liability to a Participant or any other party if an Award that is intended to benefit from favorable tax treatment or avoid adverse tax treatment does not receive or maintain such favorable treatment or does not avoid such unfavorable treatment or for any action taken by the Committee with respect to the Award. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

22. Definitions. As used in this Plan, the following terms will have the following meanings:

“Affiliate” means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

“Award” means any award under this Plan, including any Restricted Stock Unit or Performance Stock Unit.

“Award Agreement” means, with each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Closing” is defined in the Purchase Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

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“Ordinary Shares” means Ordinary Shares of the Company.

“Committee” means the committee appointed by the Board to administer this Plan, or if no such committee is appointed, the Board.

“Company” means Skycure Ltd., a company organized under the laws of Israel, or any successor corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of an Ordinary Share of the Company determined as follows:

(a) if such Ordinary Shares is then quoted on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (collectively, the “Nasdaq Market”), its closing price on the Nasdaq Market on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(b) if such Ordinary Shares is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Ordinary Shares is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(c) if such Ordinary Shares is publicly traded but is not quoted on the Nasdaq Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(d) if none of the foregoing is applicable, by the Board or the Committee in good faith.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Ordinary Shares are subject to Section 16 of the Exchange Act.

“Purchase Agreement” means the Share Purchase Agreement to be entered into by and among Symantec Corporation, a Delaware corporation, a wholly owned subsidiary of Symantec Corporation, and the Company.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under this Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Performance Period” means the period of service determined by the Committee during which years of service or performance is to be measured for an Award.

“Performance Stock Unit” or “PSU” means an award of Shares pursuant to Section 5.

“Plan” means this Skycure Ltd. 2017 Equity Incentive Plan, as amended from time to time.

“Restricted Stock Unit” or “RSU” means an award of Shares pursuant to Section 5.

“Securities Act” means the Securities Act of 1933, as amended.

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“Shares” means Ordinary Shares of the Company reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 14, and any successor security.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Tax-Related Items” means federal, state, or local taxes and any taxes imposed by jurisdictions outside of the United States (including but not limited to income tax, social insurance contributions, fringe benefits tax, payment on account, employment tax obligations, and stamp taxes) required by law to be withheld and any employer liability shifted to a Participant.

“Termination” or “Terminated’’ means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an Eligible Individual to the Company or a Parent, Subsidiary or Affiliate of the Company. A Participant will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) vacation leave (iii) military leave, (iv) transfers of employment between the Company and its Parent, Subsidiaries or Affiliates; or (v) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than three months, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company. In the case of any Participant on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or its Parent, Subsidiaries or Affiliates as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term, if any, set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

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SKYCURE LTD.

APPENDIX A—ISRAEL

TO THE 2017 EQUITY INCENTIVE PLAN

1.	GENERAL

1.1	This appendix (the “Appendix”) shall apply only to persons who are residents of the State of Israel for tax purposes or those who are otherwise subject to tax in Israel with respect to the Awards (the “Israeli Participants”). The provisions specified hereunder shall form an integral part of the Skycure Ltd. 2017 Equity Incentive Plan (the “Plan”), which applies to the issuance of Awards to purchase or acquire Ordinary Shares (“Shares”) of Skycure Ltd., a company organized under the laws of Israel, or any successor corporation, (the “Company”). The term “Company” shall include any successor to Skycure Ltd., as well as its Subsidiaries and Affiliates.

1.2	This Appendix is effective with respect to Awards granted on or after June 27, 2017 and shall comply with Amendment no. 132 of the Israeli Tax Ordinance.

1.3	This Appendix is to be read as a continuation of the Plan and only modifies the terms of Awards granted to Israeli Participants so that they comply with the requirements set by the Israeli tax, securities and applicable law in general, and in particular with the provisions of Section 102 (as specified herein), as may be amended or replaced from time to time. For the avoidance of doubt, this Appendix does not add to or modify the Plan in any other respect.

1.4	The Plan and this Appendix are complimentary to each other and shall be deemed as one. In any case of contradiction with respect to Awards granted to Israeli Participants, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions set out in the Appendix shall prevail. This Appendix complies with, and is subject to, the provisions of the Ordinance and Section 102 (as defined below).

1.5	Any capitalized terms not specifically defined in this Appendix shall be construed according to the interpretation given to it in the Plan.

2.	DEFINITIONS

2.1	“3(i) Award” means an Award granted pursuant to Section 3(i) of the Ordinance to any person who is a Non- Employee.

2.2	“102 Award” means any Award granted to Employees pursuant to Section 102 of the Ordinance.

2.3	“Approved 102 Award” means an Award granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Israeli Participant.

2.4	“Award” solely for purposes of this Appendix means an award of a stock-based award, including RSUs or PRUs, granted pursuant to the terms and conditions of the Plan and this Appendix.

2.5	“Award Agreement” means the agreement and other documents evidencing the terms and conditions of an Award.

2.6	“Capital Gain Award or CGA” means an Approved 102 Award elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) and Section 102(b)(3) of the Ordinance.

2.7	“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

2.8	“Employee” means a person who is employed by the Company or an Israeli resident Subsidiary of the Company, including an individual who is serving as a director or an office holder, but excluding any Controlling Shareholder, all as determined in Section 102 of the Ordinance.

2.9	“ITA” means the Israeli Tax Authorities.

2.10	“Non-Employee” means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

2.11	“Ordinance” means the Israeli Income Tax Ordinance [New Version], 1961 as now in effect or as hereafter amended.

2.12	“Ordinary Income Award or OIA” means an Approved 102 Award elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

2.13	“Section 102” means section 102 of the Ordinance and any regulations, rules, orders, procedures, or administrative guidelines promulgated thereunder as now in effect or as hereafter amended, and any tax rulings issued by the ITA to the Company or any Subsidiary.

2.14	“Subsidiary” means any “employer” within the meaning of article (1) of “employer company” under Section 102(a) of the Ordinance that also meets the definition of Subsidiary under the Plan.

2.15	“Trustee” means any individual or entity appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

2.16	“Unapproved 102 Award” means an Award granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

3.	ISSUANCE OF AWARDS

3.1	The persons eligible for participation in the Plan and this Appendix as Israeli Participants shall include any Employees and/or Non-Employees of the Company or of any Subsidiary; provided, however, that (i) Employees may only be granted 102 Awards; and (ii) Non-Employees and/or Controlling Shareholders may only be granted 3(i) Awards.

3.2	The Company may designate Awards granted to Employees pursuant to Section 102 as Unapproved 102 Awards or Approved 102 Awards.

3.3	The grant of Approved 102 Awards shall be made under this Appendix adopted by the Board, and shall be conditioned upon the approval of this Appendix by the ITA. To avoid any doubt, not Award shall be granted as an Approved 102 Award until 30 days have elapsed from the date that the requisite filings required by Section 102 and the rules promulgated thereunder are duly made to the ITA, unless the ITA approves otherwise in writing.

3.4	Approved 102 Awards may either be classified as CGAs or OIAs.

3.5	No Approved 102 Awards may be granted under this Appendix to any eligible Employee, unless and until, the Company’s election of the type of Approved 102 Awards as CGA or OIA granted to Employees (the “Election”), is appropriately filed with the ITA. Such Election shall become effective beginning the first date of grant of an Approved 102 Award under this Appendix and shall remain in effect at least until the end of the year following the year during which the Company first granted Approved 102 Awards under this Appendix, unless provided otherwise under Section 102. The Election shall obligate the Company to grant only the type of Approved 102 Award it has elected (CGA or OIA) during the period indicated in the preceding sentence, and shall apply to all Approved 102 Awards granted during the period the Election is in effect, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Awards to Employees or 3(i) Awards to Non-Employees.

3.6	All Approved 102 Awards must be held in trust by a Trustee, as described in Section 4 below, and shall also be subject to the agreement between the Trustee and the Company or any Israeli resident Subsidiary (“Trust Agreement”), which shall be deemed an integral part of the Approved 102 Award.

3.7	For the avoidance of doubt, the designation of Unapproved 102 Awards and Approved 102 Awards shall be subject to the terms and conditions set forth in Section 102.

4.	TRUSTEE

4.1	Approved 102 Awards which shall be granted under this Appendix shall be held by the Trustee and any Shares allocated or issued upon exercise or vesting of such Approved 102 Awards and/or other property received with respect to such shares (including bonus shares and other rights) shall be allocated or issued to the Trustee and held for the benefit of the Israeli Participants for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the “Holding Period”). In the case the requirements for Approved 102 Awards are not met, then the Approved 102 Awards shall be regarded as Unapproved 102 Awards, all in accordance with the provisions of Section 102.

4.2	Notwithstanding anything to the contrary, the Trustee shall not release any Awards and/or any Shares allocated or issued upon exercise or vesting of Approved 102 Awards (or any other rights received with respect to such Shares) prior to the full payment of the Israeli Participant’s tax liabilities (including, without limitation, social security taxes if applicable) arising from the grant, exercise, or vesting of Approved 102 Awards granted to such Israeli Participants or the sale or transfer of any Shares issued pursuant to the Approved 102 Awards.

4.3	With respect to any Approved 102 Award, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, to obtain favorable tax treatment, an Israeli Participant shall not sell or release from trust any Award and/or Shares received upon the exercise or vesting of an Approved 102 Award or any other property received with respect to such Shares (including bonus shares), until the lapse of the Holding Period required under Section 102 of the Ordinance, and shall not require the Trustee to release or sell the Awards or Shares unless permitted to do so by applicable law. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions applying to the Israeli Participant under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Israeli Participant.

4.4	Each Approved 102 Award will be deemed granted on the date of grant stated in the applicable Award Agreement, provided that (i) the Company has provided notice to the Trustee of the Award within the timeframe specified under Section 102 or by the ITA, and (ii) the Israeli Participant has accepted or is deemed to accept the Award Agreement and any other documents required by the Company, any Subsidiary or the Trustee evidencing the acceptance of the terms of Section 102.

4.5	In the event a stock dividend is declared and/or additional rights are granted with respect to Shares which derive from Awards granted as Approved 102 Awards, such stock dividend and/or rights shall also be deposited with the Trustee and will be subject to the provisions of this Appendix. The Holding Period for such Shares and/or rights shall be measured from the commencement of the Holding Period for the Award with respect to which the stock dividend was declared and/or rights granted.

4.6	If an Award granted as an Approved 102 Award is exercised or vested/settled, as applicable, during the Holding Period, the Shares issued upon such exercise or vesting/settlement, as applicable, shall be issued in the name of the Trustee for the benefit of the Eligible 102 Participant or as provided under Section 102. If such an Award is exercised or vested/settled, as applicable, after the Holding Period ends, the Shares issued upon such exercise or vesting/settlement shall, at the election of the Israeli Participant, either (i) be issued in the name of the Trustee or as provided under Section 102, or (ii) be transferred to the Israeli Participant directly, provided that the Participant first complies with all applicable provisions of the Plan and this Appendix, and the Company and/or its Subsidiary confirms that all of the taxes and mandatory payments in compliance with applicable withholding requirements have been paid by the Israeli Participant.

4.7	To avoid doubt, and notwithstanding anything to the contrary in the Plan no Award granted as an Approved 102 Award may be settled for cash payment or any other form of consideration other than Shares.

5.	THE AWARDS

The terms and conditions upon which the Awards shall be issued and exercised shall be as specified in the Award Agreement to be executed pursuant to the Plan and to this Appendix. Each Award Agreement shall state, inter alia, the number of Shares to which the Award relates, the type of Award granted thereunder (whether a CGA, OIA, Unapproved 102 Award or a 3(i) Award), the vesting provisions and the exercise price (if applicable).

6.	ASSIGNABILITY AND SALE OF AWARDS

6.1	Notwithstanding any other provision of the Plan, no Award or any right with respect thereto, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Israeli Participant each and all of such Israeli Participant’s rights to purchase Shares hereunder shall be exercisable only by the Israeli Participant.

Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

6.2	With respect to Approved 102 Awards, the Trustee will not perform any transaction regarding the Awards or any Shares issued pursuant to the Awards, including transferring, selling, seizing, assigning, hypothecating or pledging, disposing or assigning the Awards or any Shares subject to the Awards, and will not give any power of attorney regarding the Awards or any Shares subject to the Awards, in any manner other than permitted by the Plan, unless all taxes are paid to the ITA, or the Trustee assures that the taxes will be paid. If the Awards are transferred by will or by the laws of descent and distribution, Section 102 will apply to the heirs or transferees of the Israeli Participant.

7.	DIVIDEND

Any cash dividends payable with respect to Shares acquired upon exercise or vesting of an Award shall be transferred to the Israeli Participant subject to any applicable withholding taxes and mandatory payments on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

8.	TAX CONSEQUENCES

8.1	Any tax consequences arising from the grant, exercise or vesting of any Award from the issuance, sale or transfer of Shares or from any other event or act (of the Company, and/or its Subsidiaries, or the Trustee or the Israeli Participant) hereunder shall be borne solely by the Israeli Participant (including, without limitation, social security payments or social contributions, if applicable). The Company and/or its Subsidiaries, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Israeli Participant shall agree to indemnify the Company and/or its Subsidiaries and/or the Trustee and hold them harmless against and from any and all liability for any such tax or other payment or interest or penalty thereon, including without limitation, liabilities relating to the obligation to withhold, or to have withheld, any such tax from any payment made to the Israeli Participant. The Company and/or its Subsidiaries, and/or the Trustee may make such provisions and take such steps as it/they may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Awards granted under the Plan and the exercise, vesting, sale, transfer or other disposition thereof, by withholding from proceeds of the sale of Shares acquired upon vesting of RSUs either through a voluntary sale or through a mandatory sale arranged by the Company. In case the Company and/or a Subsidiary determines that withholding from proceeds of the sale of Shares is not permissible or otherwise not desirable, the Israeli Participant further authorizes the Company and/or a Subsidiary and/or the Trustee, or their respective agents, at the Company’s discretion, to satisfy the obligations with regard to all withholding taxes through one or more of the following methods (i) irrevocable instructions given by the Israeli Participant to a broker to remit to the Company cash, in an amount equal to such withholding taxes, from a previously established account the Israeli Participant maintains with such broker; or (ii) through withholding from the Israeli Participant’s wages or other cash compensation paid to the Israeli Participant by the Company or the employer. In addition, the Israeli Participant will be required to pay any amount, including penalties, that exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable tax laws, regulations and rules.

8.2	For avoidance of doubt, the Company shall take all steps necessary that the Approved 102 Awards shall be eligible for the tax benefits pursuant to Section 102. Nevertheless, there is no assurance that all of the Awards granted as Approved 102 Awards shall be eligible for the tax benefits pursuant to Section 102. Therefore, any tax consequences arising from the grant, vesting, or exercise of any Awards, from the issuance of Shares covered thereby, or from any other event or act (of the Company, any Subsidiary, the Trustee, and/or the Israeli Participant), shall be borne solely by the Israeli Participant.

8.3	The Company and/or the Subsidiary and/or, when applicable, the Trustee shall not be required to release any Award and/or any share certificate to an Israeli Participant until all required payments have been fully made to the Company and/or to the Subsidiary and all of the Israeli Participant’s tax liabilities have been satisfied.

8.4	With respect to Unapproved 102 Awards, if the Israeli Participant ceases to be employed by the Company or any Subsidiary, the Israeli Participant shall extend to the Company and/or its Subsidiary a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

* * *

Notice of Grant of Award	SKYCURE LTD.
and Award Agreement

%%FIRST_NAME%-%	Award Number:	%%SHARE_NUMBER%-%
%%LAST_NAME%-%	Plan:	%%EQUITY_PLAN%-%
%%ADDRESS_LINE_1%-%
%%ADDRESS_LINE_2%-%
%%CITY%-% %%STATE%-% %%COUNTRY%-%	ID:	%%EMPLOYEE_IDENTIFIER%-%

Effective %%RSU_DATE%-%, you have been granted an award of %%TOTAL_RSU_GRANTED%-% restricted stock units.

The award will vest in increments on the date(s) shown.

Shares	Full Vest

By your signature and the Company’s signature below, you and the Company agree that this award is granted under and governed by the terms and conditions of the Company’s 2017 Equity Incentive Plan, as amended and the Award Agreement, including its appendices, all of which are attached and made a part of this

SKYCURE LTD.	Date

%%FIRST_NAME%-% %%LAST_NAME%-%	Date

SKYCURE LTD.

2017 EQUITY INCENTIVE PLAN

RSU AWARD AGREEMENT

RECITALS

A. The Board has adopted the Plan for the purpose of providing incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of Skycure Ltd. (the “Company”) and its Subsidiaries and Affiliates. The term “Company” shall include any successor to Skycure Ltd., as well as its Subsidiaries and Affiliates. Notwithstanding anything to the contrary in the Plan, any Award Agreement or otherwise, upon the termination of the Purchase Agreement, the Plan and all Awards granted thereunder will automatically terminate with no consideration due to any Participant.

B. The Participant is to render valuable services to the Company and/or its Subsidiaries and Affiliates, and this RSU Award Agreement, including the additional terms for Participants located outside of the United States in Appendix A and the country-specific terms in Appendix B (jointly, the “Agreement”) is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s issuance of rights in respect of the Company’s Ordinary Shares in the form of Restricted Stock Units (each, a “RSU”).

C. All capitalized terms in this Agreement shall have the meaning assigned to them herein, including Appendix A. All undefined terms shall have the meaning assigned to them in the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Restricted Stock Units. The Company hereby awards to the Participant RSUs under the Plan. Each RSU represents the right to receive one share of the Company’s Ordinary Shares on the vesting date of that RSU (each, a “Share”), provided that no Award may vest or settle at or prior to the Closing, subject to the provisions of this Agreement (including any appendices hereto). The number of shares of the Company’s Ordinary Shares subject to this Award, the applicable vesting schedule for the RSUs and the Shares, the dates on which those vested Shares shall be issued to the Participant and the remaining terms and conditions governing this Award shall be as set forth in this Agreement.

2. Grant Acceptance; Acknowledgement. The Company and the Participant agree that the RSUs are granted under and governed by the Grant Notice, this Agreement and the provisions of the Plan. The Participant: (i) acknowledges receipt of a copy of the Plan, (ii) represents that the Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein, in the Plan and in the Grant Notice.

AWARD SUMMARY

Award Date and Number of Shares Subject to Award:	As set forth in the Grant Notice

Vesting Schedule:	The Shares shall vest pursuant to the schedule set forth in the Grant Notice. Notwithstanding the foregoing, if any such dates falls on a weekend or U.S. trading holiday and if the shares underlying the RSU are publically traded, the Fair Market Value of the Shares underlying the RSUs will be the closing price of the Company’s Ordinary Shares on the Nasdaq Global Select Market on the last trading day prior to the vesting date.

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The RSUs allocated to each applicable vesting date shall vest on that date only if the employment of the Participant has not Terminated as of such date, and no additional RSUs shall vest following the Participant’s Termination.

The Participant acknowledges and agrees that the Vesting Schedule may change prospectively in the event that the Participant’s service status changes between full and part-time status in accordance with Company policies relating to work schedules and vesting of awards.

Issuance Schedule	The Shares in which the Participant vests in accordance with the foregoing Vesting Schedule shall be issuable as set forth in Section 7.

3. Limited Transferability. This Award, and any interest therein, shall not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the Participant, otherwise than by will or by the laws of descent and distribution unless otherwise determined by the Committee or its delegate(s) in accordance with the terms of the Plan on a case-by-case basis.

4. Cessation of Service. Should the Participant’s service as an Eligible Individual to the Company or a Parent, Subsidiary or an Affiliate of the Company be Terminated for any reason (whether or not in breach of local labor laws) prior to vesting in one or more Shares subject to this Award, then the RSUs covering such unvested Shares will be immediately thereafter cancelled, the Participant shall cease to have any right or entitlement to receive any Shares under those cancelled RSUs and the Participant’s right to receive Shares pursuant to the RSUs and vest in such RSUs under the Plan will terminate effective as of the date of the Participant’s Termination; for purposes of vesting, in no event will the Participant’s service be extended by any notice period mandated under local law (e.g., active service would not include a period of “garden leave” or similar period pursuant to local law). For purposes of this Award, a transfer of employment between the Company and any Parent, Subsidiary and/or Affiliate shall not constitute a Termination. The Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing service for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”).

5. Corporate Transaction.

a. In the event of a transaction set forth in Section 14.1 of the Plan, any or all outstanding RSUs subject to this Agreement may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on the Participant, or the successor corporation may substitute an equivalent award or provide substantially similar consideration to the Participant as was provided to stockholders (after taking into account the existing provisions of the RSUs).

b. In the event such successor corporation (if any) fails to assume this Award or substitute an equivalent award (as provided in Section 5(a) above) pursuant to a transaction set forth in Section 14.1 of the Plan, this Award will expire on such transaction at such time and on such conditions as the Board shall determine.

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c. Any action taken pursuant to clauses (a) or (b) above must either (i) preserve the exemption of these RSUs from Section 409A of the Code or (ii) comply with Section 409A of the Code.

d. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6. Adjustment in Shares. Should any change be made to the Company’s Ordinary Shares by reason of any stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration or if there is a change in the corporate structure, then appropriate adjustments shall be made to the total number and/or class of securities and any Dividend Equivalent Rights (as defined below) issuable pursuant to this Award in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

7. Issuance of Shares of the Company’s Ordinary Shares.

a. As soon as practicable following the applicable vesting date of any portion of the RSU (including the date (if any) on which vesting of any portion of this RSU accelerates), the Company shall issue to or on behalf of the Participant a certificate (which may be in electronic form) for the applicable number of underlying Shares that so vested, subject, however, to the provisions of Section 8 pursuant to which the applicable Tax-Related Items (as defined below) are to be collected. In no event shall the date of settlement (meaning the date that Shares are issued) be later than two and one half (2 1⁄2) months after the later of (i) the end of the Company’s fiscal year in which the applicable vesting date occurs or (ii) the end of the calendar year in which the applicable vesting date occurs.

b. With respect to U.S. grantees, If the Company determines that the Participant is a “specified employee,” as defined in the regulations under Section 409A of the Code, at the time of the Participant’s “separation from service,” as defined in those regulations, then any units subject to the RSUs that are subject to Section 409A of the Code that otherwise would have been settled during the first six months following the Participant’s separation from service will instead be settled on the earliest of (i) the seventh month following the Participant’s separation from service or (ii) the date of Participant’s death following the Participant’s separation from service, unless the settlement of those units is exempt from Section 409A of the Code.

c. In no event shall fractional Shares be issued.

d. Except as set forth in clause (e) below, the holder of this Award shall not have any stockholder rights, including voting rights, with respect to the Shares subject to the RSUs until the Participant becomes the record holder of those Shares following their actual issuance and after the satisfaction of the Tax-Related Items (as defined below).

e. As of any date that the Company pays an ordinary cash dividend on its Ordinary Shares, the Company shall credit the Participant with a dollar amount equal to (i) the per share cash dividend paid by the Company on its Ordinary Shares on such date, multiplied by (ii) the total number of RSUs (with such total number adjusted pursuant to Section 6 of this Agreement and Section 2.2 of the Plan) subject to this Award that are outstanding immediately prior to the record date for that dividend (a “Dividend Equivalent Right”). Any Dividend Equivalent Rights credited pursuant to the foregoing provisions of this Section 7(e) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original RSUs to which they relate; provided, however, that the amount of any vested Dividend

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Equivalent Rights shall be paid in cash. No crediting of Dividend Equivalent Rights shall be made pursuant to this Section 7(e) with respect to any RSUs which, immediately prior to the record date for that dividend, have either been paid pursuant to Section 7 or terminated pursuant to Section 4.

8. Tax-Related Items. Regardless of any action the Company or the Participant’s actual employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the award, including the settlement of the RSUs, accrual or payment of Dividend Equivalent Rights, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to structure the terms of the award or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items. The Participant acknowledges that if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the settlement of the Participant’s RSUs, the Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, the Participant authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by the Participant from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be issued to the Participant when the Participant’s RSUs are settled, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf and the Participant hereby authorizes such sales by this authorization), (c) the Participant’s payment of a cash amount, or (d) any other arrangement approved by the Company; all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if the Participant is a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (a)-(d) above, and the Committee shall establish the method prior to the Tax-Related Items withholding event. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes. The Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan or the Participant’s purchase of Shares that cannot be satisfied by the means previously described. Finally, the Participant acknowledges that the Company has no obligation to deliver Shares to the Participant until the Participant has satisfied the obligations in connection with the Tax-Related Items as described in this Section.

Unless determined otherwise by the Committee in advance of a Tax-Related Items withholding event, the method of withholding for this RSU will be (a) above.

9. Compliance with Laws and Regulations.

a. The issuance of shares of the Company’s Ordinary Shares pursuant to the RSU shall be subject to compliance by the Company and the Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or an established market, if applicable) on which the Company’s Ordinary Shares may be listed for trading at the time of such issuance.

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b. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance of any Company Ordinary Shares hereby shall relieve the Company of any liability with respect to the non-issuance of the Company’s Ordinary Shares as to which such approval shall not have been obtained.

10. Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Participant, the Participant’s assigns, the legal representatives, heirs and legatees of the Participant’s estate and any beneficiaries designated by the Participant.

11. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address on file with the Company. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

12. Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall apply. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the RSU.

13. Governing Law and Venue. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Israel, or California if applicable with respect to the relevant possible successor of the Company, without resort to that State’s conflict-of-laws rules. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

14. Excess Shares. If the Shares covered by this Agreement exceed, as of the date the RSU is granted, the number of shares of the Company’s Ordinary Shares which may without stockholder approval be issued under the Plan, then the Award shall be void with respect to those excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of the Company’s Ordinary Shares issuable under the Plan is obtained in accordance with the provisions of the Plan.

15. Employment at Will. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employment of the Company (or any Parent, Subsidiary or Affiliate employing or retaining the Participant) for any period of specific duration, or be interpreted as forming an employment or service contract with the Company (or any Parent or Subsidiary employing or retaining the Participant), or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant’s service with the Company at any time for any reason, with or without cause.

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16. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

17. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan, RSUs granted under the Plan or future RSUs that may be granted under the Plan (including, without limitation, disclosures that may be required by the Securities and Exchange Commission) by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

18. Appendices. Notwithstanding any provisions in this Agreement, for Participants outside of the United States, this Award shall be subject to the terms and conditions set forth in Appendix A and Appendix B to this Agreement. If the Participant relocates from the United States to a country outside the United States, the additional terms in Appendix A and, as applicable, the country-specific terms in Appendix B shall apply. Moreover, if the Participant relocates between the countries included in Appendix B, the country-specific terms for the new country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A and Appendix B constitute part of this Agreement.

19. Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other Participant.

20. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on this Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

21. Award Subject to Company Clawback or Recoupment. The RSUs shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of the Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law may require the cancelation of the Participant’s RSUs (whether vested or unvested) and the recoupment of any gains realized with respect to the Participant’s RSUs.

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IN WITNESS WHEREOF, the parties have executed this Agreement on this              date of                     , 201    .

SKYCURE LTD.

By:

Title:

Address:

PARTICIPANT

Signature:

Address:

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APPENDIX A

ADDITIONAL PROVISIONS FOR PARTICIPANTS LOCATED

OUTSIDE OF THE UNITED STATES

1. Nature of the Grant. In accepting the RSU Agreement, the Participant acknowledges that:

a. the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan or this Agreement;

b. the grant of RSUs is voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs, or benefits in lieu of RSUs even if RSUs have been awarded repeatedly in the past;

c. all decisions with respect to future grants of RSUs, if any, will be at the sole discretion of the Company;

d. the Participant’s participation in the Plan is voluntary;

e. the RSUs and the Shares subject to the RSUs are not intended to replace any pension rights or compensation;

f. the RSUs and the Shares subject to the RSUs and the income and value of same are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

g. the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

h. if the Participant receives Shares upon vesting, the value of such Shares acquired on vesting of RSUs may increase or decrease;

i. no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the Participant’s Termination (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and in consideration of this Award to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company, or any Parent, Subsidiaries or Affiliates or the Employer, waives the Participant’s ability, if any, to bring any such claim, and releases the Company, any Parent, Subsidiaries or Affiliates, and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and to have agreed to execute any and all documents necessary to request dismissal or withdrawal of such claim;

j. in the event of Termination of the Participant’s employment or service relationship (regardless of the reason for such Termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), unless otherwise expressly provided in the Agreement or determined by the Company, the Participant’s right to vest in the RSUs under the Plan, if any, will terminate as of the date the Participant is no longer actively providing services to the Company, the Employer or any Parent, Subsidiary or Affiliate and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); the Committee or its designee will have sole discretion to determine the Termination Date pursuant to Section 4 of the Agreement and Section 22 of the Plan);

k. the Participant acknowledges and agrees that neither the Company, the Employer nor any Parent, Subsidiary or Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement;

l. the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan; and

m. the Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

2. Data Privacy Notice and Consent.

a. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement by and among, as applicable, the Employer, the Company, its Parent, its Subsidiaries and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

b. The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of the Company’s Ordinary Shares awarded, canceled, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).

c. The Participant understands that Data may be transferred to E*Trade Financial Services, Inc., or such other stock plan service provider as may be selected by the Company in the future, which is assisting in the implementation, administration and management of the Plan. The Participant understands that these recipients may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the Company, E*Trade Financial Services, Inc., Charles Schwab, and any other recipients of Data which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of

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such Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon settlement of the RSUs may be deposited. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, the Participant’s employment or service status and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Participant RSUs or other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

3. Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

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APPENDIX B

COUNTRY-SPECIFIC TERMS

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement or the Plan.

This Appendix B includes country-specific terms that govern the RSUs granted to the Participant if the Participant resides and/or works in one of the countries listed herein. If the Participant is a citizen or resident of a country other than the one in which the Participant is currently residing and/or working, transfers residency and/or employment after the RSUs are granted, or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Participant.

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APPENDIX B

ADDENDUM

ISRAEL

SKYCURE LTD.

2017 EQUITY INCENTIVE PLAN

RSU AWARD AGREEMENT

FOR NON-U.S. EMPLOYEES

Trust Arrangement

The Participant understands and agrees that this Award is offered subject to and in accordance with the terms of the Plan and its Sub-Plan for Israeli Participants (together the “Plan”). This Award is intended to qualify as a Capital Gain Award as such term is defined in the Company’s Sub-Plan for Israeli Participants. The Award shall be deposited with the Company’s trustee appointed by the Company or its Parent, Subsidiary or Affiliate in Israel for such purpose and approved by the Israeli Tax Authority (the “Trustee”) for the Participant’s benefit. The Shares resulting from the vesting of such Awards shall be controlled by the Trustee. The Awards shall be deposited with the Trustee and the underlying Shares controlled by the Trustee as aforementioned, for at least such period of time as required by Section 102 (currently two years from the Capital Gain Award’s date of grant) or any shorter period determined under the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended (the “Ordinance”) or by the Israeli Tax Authority (the “Minimum Trust Period”). In the event that bonus Shares or dividends in the form of additional RSUs or Shares are issued with respect to the Shares held with the Trustee, or as a result of an adjustment made pursuant to Section 2.2 of the Plan, such RSUs or Shares shall be deposited or controlled by the Trustee, as the case may be, for the benefit of the Participant and the provisions of Section 102 of the Ordinance and the Income Tax (Tax Benefits on the Grant of Shares to Employees) Regulations 2003 shall apply to such RSUs or Shares for all purposes. In general, taxable income that should be attributed to the Participant as a result of the grant of the RSUs will be tax-free on the date of grant, but will be taxed on the sale of Shares issued upon the vesting of the RSUs or transfer of Shares from the Trustee to the Participant (a “Transfer”). In accordance with the capital gains tax route of Section 102(b)(2) of the Ordinance, if the Awards and underlying Shares are held in trust by the Trustee for the Minimum Trust Period gains derived from the sale of Shares shall be eligible to a preferential tax treatment (i.e. classified as capital gains and taxed at a rate of only 25%, except, if relevant, with regard to a benefit derived at the time of grant of the RSUs, equal to the difference between (a) the average closing price of the Company’s Share on a stock exchange during 30 trading days prior to the date of grant, and (b) the purchase price paid per each underlying Share, if any). By the Participant’s acceptance of the Agreement, the Participant; (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Agreement, the Plan and its Sub-Plan for Israeli Participants; (b) accepts the Award subject to all of the terms and conditions of the Agreement and the Plan and its Appendix for Israeli Participants; (c) accepts the provisions of the trust deed signed between the Company and the Trustee. The trust deed shall be delivered to the Participant upon request. The conditions of the trust deed apply to the Award; thus, the Participant is required to carefully read the provisions of the said trust deed. Furthermore, by Participant’s acceptance of the Agreement, Participant confirms that he or she is familiar with the terms and provisions of Section 102, and agrees that he/she will not require the Trustee to release the Awards or Shares to him or her, including any rights issued to

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the Participant as a consequence of holding such Awards or Shares, or to sell the Awards or Shares to a third party during the Minimum Trust period, unless permitted to do so by applicable law. Without derogating from the aforementioned, if the Awards or Shares are released or sold by the Trustee during the Minimum Trust Period, the sanctions under Section 102 of the Ordinance shall apply to and be borne by the Participant. The Shares shall not be sold or released from the control of the Trustee unless the Company, the employing Parent, Subsidiary or Affiliate and the Trustee are satisfied that the full amount of tax obligations due have been paid or will be paid in relation thereto.

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Notice of Grant of Award and Award Agreement	SKYCURE LTD.

%%FIRST_NAME%-% %%LAST_NAME%-%	Award Number:	%%SHARE_NUMBER%-%
%%ADDRESS_LINE_1%-%	Plan:	%%EQUITY_PLAN%-%
%%ADDRESS_LINE_2%-%
%%CITY%-% %%STATE%-% %%COUNTRY%-%	ID:	%%EMPLOYEE_IDENTIFIER%-%

Effective %%RSU_DATE%-%, you have been granted an award of %%TOTAL_RSU_GRANTED%-% performance based restricted stock units.

By your signature and the Company’s signature below, you and the Company agree that this award is granted under and governed by the terms and conditions of the Company’s 2017 Equity Incentive Plan , as may be amended, and the Award Agreement, both of which are attached and made a part of this

SKYCURE LTD.	Date

%%FIRST_NAME%-% %%LAST_NAME%-%	Date

SKYCURE LTD.

PERFORMANCE BASED RESTRICTED STOCK UNIT

AWARD AGREEMENT

RECITALS

A. The Board has adopted the Plan for the purpose of providing incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of Skycure Ltd. (the “Company”) and its Subsidiaries and Affiliates. The term “Company” shall include any successor to Skycure Ltd., as well as its Subsidiaries and Affiliates. Notwithstanding anything to the contrary in the Plan, any Award Agreement or otherwise, upon the termination of the Purchase Agreement, the Plan and all awards granted thereunder, including this Award, will automatically terminate with no consideration due to any participant in the Plan, including the Participant.

B. The Participant is to render valuable services to the Company and/or its Subsidiaries and Affiliates, and this Performance Based Restricted Stock Unit Agreement, including the additional terms for Participants located outside of the United States in Appendix C and the country-specific terms in Appendix D, is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s issuance of rights in respect of Ordinary Shares in the form of Performance Based Restricted Stock Units (each, a “PRU”).

C. All capitalized terms in this Agreement shall have the meaning assigned to them in Appendix A or B attached hereto. All undefined terms shall have the meaning assigned to them in the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Performance Based Restricted Stock Units. The Company hereby awards to the Participant PRUs under the Plan. Each PRU represents the right to receive one share of Ordinary Shares (each, a “Share”) on vesting based on achievement of the performance objectives set forth in Appendix B subject to the provisions of this Agreement (including any Appendices hereto) provided that the Award may not vest or settle prior to the Closing. The number of Shares subject to this Award, the applicable vesting schedule for the PRUs, the dates on which Shares receivable upon the vesting of the PRUs shall be issued to the Participant and the remaining terms and conditions governing this Award shall be as set forth in this Agreement (including any Appendices hereto).

AWARD SUMMARY

Award Date and Number of Shares Subject to Award:	As set forth in the Notice of Grant of Award (the “Notice of Grant”).

Vesting Schedule:

The Shares shall vest on the Performance Vesting Date, as described in Appendix B hereto.

Subject to provisions of Appendix B hereto, the Shares that may be earned on the Performance Vesting Date (as defined in Appendix B) shall vest on that date only if the employment of the Participant has not Terminated as of the last day of the Performance Period to which the Performance Vesting Date relates.

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Issuance Schedule:	The Shares in which the Participant vests shall be issuable as set forth in Section 6 and Appendix B. However, the actual number of vested Shares to be issued will be subject to the provisions of Section 7 (pursuant to which the applicable withholding taxes are to be collected).

2. Limited Transferability. This Award, and any interest therein, shall not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with this Agreement and the Plan.

3. Cessation of Service. Subject to Appendix B hereto, should the Participant’s service as an employee, director, consultant, independent contractor or advisor to the Company or a Parent, Subsidiary or an Affiliate of the Company be Terminated for any reason (whether or not in breach of local labor laws) prior to the end of a particular Performance Period under the Award, then the PRUs covering any unvested Shares applicable to that Performance Period will be immediately thereafter cancelled, the Participant shall cease to have any right or entitlement to receive any Shares under those cancelled PRUs and the Participant’s right to receive such PRUs and vest under the Plan, if any, will terminate effective as of the date of the Participant’s Termination. For purposes of service, transfer of employment between the Company and any Parent, Subsidiary or Affiliate shall not constitute a Termination. The Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing service for purposes of the Plan.

4. Corporate Transaction.

a. In the event of a Corporate Transaction, any or all outstanding PRUs subject to this Agreement may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on the Participant, or the successor corporation may substitute an equivalent award or provide substantially similar consideration to the Participant as was provided to stockholders (after taking into account the existing provisions of the PRUs).

b. In the event such successor corporation (if any) fails to assume this Award or substitute an equivalent award (as provided in Section 4(a) above) pursuant to a Corporate Transaction, subject to Section 5 of Appendix B, this Award will expire on such transaction at such time and on such conditions as the Board shall determine.

c. Any action taken pursuant to clauses (a) or (b) above must either (i) preserve the exemption of these PRUs from Section 409A of the Code or (ii) comply with Section 409A of the Code.

d. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

5. Adjustment in Shares. Should any change be made to the Ordinary Shares by reason of any stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration or if there is a change in the corporate structure, then appropriate adjustments shall be made to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

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6. Issuance of Shares of Ordinary Shares.

a. The Shares in which the Participant vests shall be issuable as set forth in Sections 4, 5 and 6 of Appendix B. However, the actual number of vested Shares to be issued will be subject to the provisions of Section 7 (pursuant to which the applicable withholding taxes are to be collected). The Company shall issue to or on behalf of the Participant a certificate (which may be in electronic form) for the applicable number of underlying Shares that so vested, subject, however, to the provisions of Section 7.

b. If the Company determines that the Participant is a “specified employee,” as defined in the regulations under Section 409A of the Code, at the time of the Participant’s “separation from service,” as defined in those regulations, any PRUs that otherwise would have been settled due to that “separation from service” during the first six months following the Participant’s separation from service will instead be settled during the seventh month following the Participant’s separation from service, unless the settlement of those units is exempt from Section 409A of the Code.

c. In no event shall fractional Shares be issued.

d. The holder of this Award shall not have any stockholder rights, including voting rights, with respect to the Shares subject to the PRUs until the Award holder becomes the record holder of those Shares following their actual issuance and after the satisfaction of the Tax Obligations (as defined below).

(a) As of any date that the Company pays an ordinary cash dividend on its Ordinary Shares, the Company shall credit the Participant with a dollar amount equal to (i) the per share cash dividend paid by the Company on its Ordinary Shares on such date, multiplied by (ii) the total number of PRUs (with such total number adjusted pursuant to Section 6 of this Agreement and Section 2.2 of the Plan) subject to this Award that are outstanding immediately prior to the record date for that dividend (a “Dividend Equivalent Right”). Any Dividend Equivalent Rights credited pursuant to the foregoing provisions of this Section 6(e) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original PRUs to which they relate; provided, however, that the amount of any vested Dividend Equivalent Rights shall be paid in cash. No crediting of Dividend Equivalent Rights shall be made pursuant to this Section 6(e) with respect to any PRUs which, immediately prior to the record date for that dividend, have either been paid pursuant to Section 6 or terminated pursuant to Section 4.

Tax Obligations. The Participant hereby agrees to make adequate provision for any sums required to satisfy the applicable federal, state, local and foreign employment, social insurance, payroll, income and other tax withholding obligations of the Company or any Affiliate (the “Tax Obligations”) that arise in connection with this Award. The satisfaction of the Tax Obligations shall occur at the time the Participant receives a distribution of Ordinary Shares or other property pursuant to this Award, or at any time prior to such time or thereafter as reasonably requested by the Company and/or any Affiliate in accordance with applicable law. The Participant hereby authorizes the Company, at its sole discretion and subject to any limitations under applicable law, to satisfy any such Tax Obligations by any of the following methods: (1) in the event the PRUs are to be settled in part in cash rather than settled in full in Shares, withholding from the cash to be distributed to the Participant in settlement of this Award, (2) if the Shares are publically traded, permitting the Participant to enter into a “same day sale” commitment with a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to sell a portion of the Shares to be delivered under the

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Award to satisfy the applicable Tax Obligations and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the proceeds necessary to satisfy the Tax Obligations directly to the Company and/or its Affiliates, and (3) withholding Shares that are otherwise to be issued and delivered to the Participant under this Award in satisfaction of the Tax Obligations; provided, however, that the amount of the Shares so withheld pursuant to alternative (3) shall not exceed the amount necessary to satisfy the required Tax Obligations using the minimum statutory withholding rates that are applicable to this kind of income. In addition, to the extent this Award is not settled in cash, the Company is authorized to satisfy any Tax Obligations by withholding for the Tax Obligations from wages and other cash compensation payable to the Participant or by causing the Participant to tender a cash payment to the Company if the Committee determines in good faith at the time the Tax Obligations arises that withholding pursuant to the foregoing alternatives (2) and (3) above are not in the best interest of the Company or the Participant. In the event the Tax Obligations arises prior to the delivery to the Participant of Ordinary Shares or it is determined after the delivery of Shares or other property that the amount of the Tax Obligations was greater than the amount withheld by the Company and/or any Affiliate, the Participant shall indemnify and hold the Company and its Affiliates harmless from any failure by the Company and/or any Affiliate to withhold the proper amount. The Company may refuse to deliver the Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax Obligations as described in this Section 7.

7. Compliance with Laws and Regulations.

a. The issuance of Shares pursuant to the vesting of the PRUs shall be subject to compliance by the Company and the Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or an established market, if applicable) on which the Ordinary Shares may be listed for trading at the time of such issuance.

b. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance of any Ordinary Shares hereby shall relieve the Company of any liability with respect to the non-issuance of the Ordinary Shares as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

8. Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Participant, the Participant’s assigns, the legal representatives, heirs and legatees of the Participant’s estate and any beneficiaries designated by the Participant.

9. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address indicated below the Participant’s signature line on this Agreement (as may be updated from time to time by written notice from the Participant). All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

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10. Construction. This Agreement and the Notice of Grant evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall apply. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the PRU.

11. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Israel, or California if applicable with respect to the relevant possible successor of the Company, without resort to that State’s conflict-of-laws rules. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

12. Excess Shares. If the Shares covered by this Agreement exceed, as of the Award Date, the number of Shares which may without stockholder approval be issued under the Plan, then the Award shall be void with respect to those excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares issuable under the Plan is obtained in accordance with the provisions of the Plan.

13. Employment at Will. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employment of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant’s service with the Company at any time for any reason, with or without cause.

14. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

15. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan, PRUs granted under the Plan or future PRUs that may be granted under the Plan (including, without limitation, disclosures that may be required by the Securities and Exchange Commission) by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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17. Appendices. Notwithstanding any provisions in this Agreement, for Participants outside of the United States, this Award shall be subject the terms and conditions set forth in Appendices C and D to this Agreement. In addition, if the Participant relocates from the United States to a country outside the United States, the additional terms in Appendix C and, as applicable, the country-specific terms in Appendix D shall apply. Moreover, if the Participant relocates between countries included in Appendix D, the country-specific terms for the new country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendices C and D constitute part of this Agreement.

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18. IN WITNESS WHEREOF, the parties have executed this Agreement on this              date of                     , 201    .

SKYCURE LTD.

By:

Title:

Address:

PARTICIPANT

Signature:

Address:

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APPENDIX A

DEFINITIONS

The following definitions shall be in effect under the Agreement:

1. Agreement shall mean this Performance Based Restricted Stock Unit Award Agreement.

2. Award shall mean the award of PRUs made to the Participant pursuant to the terms of this Agreement.

3. Award Date shall mean the date the PRUs are granted to the Participant pursuant to the Agreement and shall be the date indicated in the Notice of Grant.

4. Code shall mean the Internal Revenue Code of 1986, as amended.

5. Committee shall mean the Compensation and Leadership Development Committee of the Company Board of Directors.

6. Corporate Transaction shall mean

(a)	a dissolution or liquidation of the Company,

(b)	the consummation of a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under the Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants under the Plan),

(c)	the consummation of a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company,

(d)	the sale of substantially all of the assets of the Company, or

(e)	any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company).

7. Ordinary Shares shall mean shares of the Company’s Ordinary Shares, of no par value.

A-1

8. Notice of Grant shall mean such notice as provided by the Stock Administration Department of the Company, or such other applicable department of the Company, providing the Participant with notice of the issuance of the PRUs pursuant to the Plan and terms of this Agreement.

9. Participant shall mean the person named in the Notice of Grant relating to the PRUs covered by this Agreement.

10. Plan shall mean the Company’s 2017 Equity Incentive Plan, as the same may be amended from time to time.

A-2

APPENDIX B

PERFORMANCE SCHEDULE

The number of PRUs that will vest and be earned shall be based on the metrics set forth below. Terms not otherwise defined in Appendix A or B shall have the meaning ascribed to them in the Plan. For clarity, the following terms and conditions related to performance are in relation to the Company following the Closing of the transactions contemplated by the Merger Agreement.

1. Grant of Performance Based Restricted Stock Units.

Subject to the terms and conditions of Agreement, the Notice of Grant and of the Plan, the Company hereby grants to the Participant a number of PRUs set forth in the Notice of Grant, subject to reduction and vesting as set forth below.

2. Performance Percentage.

[PERFORMANCE TERMS TO COME]

Notwithstanding anything to the contrary in this Appendix B, the Committee may make any changes in this Section 2 as it determines in its sole discretion, without the consent of the Participant.

3. Committee Certification and Vesting of PRUs.

As soon as practicable following the completion of a particular Performance Period (the date of the Committee’s determination hereunder, the “Performance Vesting Date” for that Performance Period), the Committee shall determine and certify in writing the Performance Levels that have been attained for the Performance Period and the resulting Performance Percentage and the number of PRUs that will vest based on such Performance Percentage (subject to the Participant’s continued employment through the end of the Performance Period or the Participant’s qualifying Termination under Section 6 hereof). Notwithstanding the foregoing, if pursuant to Section 5, the PRUs cease to be subject to the performance-vesting provisions of Section 2, certification by the Committee shall no longer be required for the PRUs to become vested pursuant to Section 5. The Committee’s determination of the number of vested PRUs shall be binding on the Participant.

4. Timing of Settlement.

Subject to Section 5 and 6 below, the following settlement provisions shall apply.

[TO COME]

5. Reserved.

[TO COME]

6. Reserved.

[TO COME]

7. Restatement of Financial Results

B-1

All benefits hereunder shall be subject to any clawback policy adopted by the Board or required by law.

8. Section 409A of the Code

Notwithstanding the other provisions hereof, this Performance Based Restricted Stock Unit Agreement is intended to comply with the requirements of Section 409A of the Code, to the extent applicable, and this Performance Based Restricted Stock Unit Agreement shall be interpreted to avoid any penalty sanctions under Section 409A of the Code. Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted to comply with Section 409A of the Code and, if necessary, any such provision shall be deemed amended to comply with Section 409A of the Code and regulations thereunder. If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under Section 409A of the Code, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed. Any amount payable under this Agreement that constitutes deferred compensation subject to Section 409A of the Code shall be paid at the time provided under this Agreement or such other time as permitted under Section 409A of the Code. No interest will be payable with respect to any amount paid within a time period permitted by, or delayed because of, Section 409A of the Code. All payments to be made upon a termination of employment under this Agreement that are deferred compensation may only be made upon a “separation from service” under Section 409A of the Code. For purposes of Section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment. In no event may the Participant directly or indirectly, designate the calendar year of payment.

Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any additional tax, interest, income inclusion or other penalty that may be imposed on the Participant by Code Section 409A or for damages for failing to comply with Code Section 409A unless such failure is a result of the Company’s breach of this Plan or the Performance Based Restricted Stock Unit Agreement.

9. Definitions

Disability means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

Non-GAAP Basis shall mean the method of presentation of quarterly earnings releases and supplemental materials under the Company’s executive compensation programs generally, which (i) may exclude certain items and make adjustments and currency conversions, (ii) need not conform to standards of U.S. Generally Accepted Accounting Principles, and (ii) will be as generally reported, updated, and explained in the Company’s public filings from time to time. The Non-GAAP Basis mechanics shall be those used by the Committee in determining the Performance Percentage.

Target Grant shall mean the number of Shares associated with the PRUs as determined by the Committee, assuming a Performance Percentage of 100%.

B-2

APPENDIX C

ADDITIONAL PROVISIONS

1. Nature of the Grant. In signing this Agreement, the Participant acknowledges that:

a. the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

b. the grant of PRUs is voluntary and occasional and does not create any contractual or other right to receive future awards of PRUs, or benefits in lieu of PRUs even if PRUs have been awarded repeatedly in the past;

c. all decisions with respect to future grants of PRUs, if any, will be at the sole discretion of the Company;

d. the Participant’s participation in the Plan is voluntary;

e. the Participant’s participation in the Plan will not create a right to further employment with the Company or the Participant’s actual employer (the “Employer”) and shall not interfere with the ability of the Employer to terminate Participant’s service at any time with or without cause;

f. PRUs are an extraordinary item that do not constitute compensation of any kind for services of any kind rendered to the Company or to the Employer, and PRUs are outside the scope of the Participant’s employment contract, if any;

g. PRUs are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

h. in the event that Participant is not an employee of the Company, the grant of PRUs will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the grant of PRUs will not be interpreted to form an employment contract with the Employer or any Subsidiary or Affiliate of the Company;

i. the future value of the underlying Shares is unknown and cannot be predicted with certainty;

j. if the Participant receives Shares upon vesting, the value of such Shares acquired on vesting of PRUs may increase or decrease in value; and

k. in consideration of the grant of PRUs, no claim or entitlement to compensation or damages arises from termination of the PRUs or diminution in value of the PRUs or Shares received upon vesting of PRUs resulting from Termination of the Participant’s service by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

2. Data Privacy Notice and Consent.

a. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement by and among, as applicable, the Employer, the Company, its Parent, its Subsidiaries and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

b. The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all PRUs or any other entitlement to shares of Ordinary Shares awarded, canceled, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).

c. The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon vesting of the PRUs may be deposited. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Participant understands, however, that refusal or withdrawal of consent may affect his or her ability to participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

3. Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

APPENDIX C

ADDITIONAL PROVISIONS

1. Nature of the Grant. In signing this Agreement, the Participant acknowledges that:

a. the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

b. the grant of PRUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards of PRUs, or benefits in lieu of PRUs even if PRUs have been awarded in the past;

c. all decisions with respect to future grants of PRUs, if any, will be at the sole discretion of the Company;

d. the Participant’s participation in the Plan is voluntary;

e. the PRUs and the Shares subject to the PRUs, and the income and value of same, are not intended to replace any pension rights or compensation;

f. the Participant’s participation in the Plan will not create or amend a right to further employment with the Company or, if different, the Participant’s actual employer (the “Employer”) and shall not interfere with the ability of the Employer to terminate Participant’s service at any time with or without cause;

g. PRUs are an extraordinary item that do not constitute compensation of any kind for services of any kind rendered to the Company or to the Employer, and PRUs are outside the scope of the Participant’s employment contract, if any;

h. PRUs and the Shares subject to the PRUs, and the income and value of same, are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

i. unless otherwise agreed with the Company, the PRUs and the Shares subject to the PRUs, and the income and value of same, are not granted as consideration for, or in consideration with, the service the Participant may provide as a director of a Subsidiary or Affiliate;

j. in the event that Participant is not an employee of the Company, the grant of PRUs will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the grant of PRUs will not be interpreted to form an employment contract with any Subsidiary or Affiliate;

k. the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

l. if the Participant receives Shares upon vesting, the value of such Shares acquired on vesting of PRUs may increase or decrease in value;

m. in consideration of the grant of PRUs, no claim or entitlement to compensation or damages arises from termination of the PRUs or diminution in value of the PRUs or Shares received upon vesting of PRUs resulting from Termination of the Participant’s service by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;

n. neither the Company, the Employer nor any Parent, Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the PRUs or of any amounts due to the Participant pursuant to the settlement of the PRUs or the subsequent sale of any Shares acquired upon settlement;

o. the Company is not providing any tax, legal or financial advice, nor is the Company making any accommodations regarding the Participant’s participation in the Plan; and

p. the Participant should consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

2. Data Privacy Notice and Consent.

a. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement by and among, as applicable, the Employer, the Company, its Parent, its Subsidiaries and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

b. The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all PRUs or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan.

c. The Participant understands that Data may be transferred to E*Trade Financial Corporate Services, Inc. and its affiliated companies (“E*Trade”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company, E*Trade, and any other recipients of Data which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon vesting of the PRUs may be deposited. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, the Participant’s employment or service status with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the PRUs or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

3. Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

4. Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to acquire or sell Shares or rights to Shares (e.g., PRUs) under the Plan during such times as the Participant is considered to have “inside information” (as defined by the laws in the Participant’s country). The insider trading and/or market abuse laws may be different from any Company Insider Trading Policy. The Participant is responsible for ensuring compliance with any applicable restrictions and should consult his or her personal legal advisor on this matter.

5. Foreign Asset/Account and Exchange Control Reporting. The Participant’s country may have certain exchange controls and foreign asset and/or account reporting requirements which may affect his or her ability to purchase or hold Shares under the Plan or receive cash from his or her participation in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Further, the Participant may be required to repatriate Shares or proceeds acquired as a result of participating in the Plan to his or her country through a designated bank/broker and/or within a certain time. The Participant acknowledges and agrees that it is his or her responsibility to be compliant with such regulations and understands that the Participant should speak with his or her personal legal advisor for any details regarding any foreign asset/account reporting or exchange control reporting requirements in the Participant’s country arising out of his or her participation in the Plan.

APPENDIX D

COUNTRY-SPECIFIC TERMS

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement or the Plan.

This Appendix D includes country-specific terms that govern the PRUs granted to the Participant if the Participant resides and/or works in one of the countries listed herein. If the Participant is a citizen or resident of a country other than the one in which the Participant is currently residing and/or working, transfers residency and/or employment after the PRUs are granted, or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Participant.

APPENDIX D

ISRAEL

[GOLDFARB TO INPUT]

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